IN THE UNITED STATES DISTRICT COURT
                  FOR THE EASTERN DISTRICT OF PENNSYLVANIA

          - - - - - - - - - - - - - - - - - x
          NORFOLK SOUTHERN CORPORATION, a
          Virginia corporation, ATLANTIC    :
          ACQUISITION CORPORATION, a
          Pennsylvania corporation, and     :
          KATHRYN B. MCQUADE,
                                            :
                              Plaintiffs,
                                            :      C.A. No. 96-CV-7167
                    -against-
                                            :
          CONRAIL, INC., a Pennsylvania
          corporation, DAVID M. LEVAN,      :
          H. FURLONG BALDWIN, DANIEL B.
          BURKE, ROGER S. HILLAS, CLAUDE    :
          S. BRINEGAR, KATHLEEN FOLEY
          FELDSTEIN, DAVID B. LEWIS, JOHN   :
          C. MAROUS, DAVID H. SWANSON, E.
          BRADLEY JONES, RAYMOND T.         :
          SCHULER and CSX CO.,
                                            :
                              Defendants.
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                PLAINTIFFS' MOTION FOR PARTIAL SUMMARY JUDGMENT

                    Plaintiffs Norfolk Southern Corporation, Atlantic Acquisition Corporation, and Kathryn B. McQuade hereby move pursuant to Federal Rule of Civil Procedure 56 for partial summary judgment on Count Twenty-Five of their Fourth Amended Complaint.

                    The grounds for this motion are set forth in Plaintiffs' Opening Brief In Support Of Their Motion For Preliminary Injunction and Partial Summary Judgment.

                                   ___________________________________
                                   Mary A. McLaughlin
                                   (I.D. No. 24923)
                                   George G. Gordon
                                   (I.D. No. 63072)
                                   DECHERT, PRICE & RHOADS
                                   4000 Bell Atlantic Tower
                                   1717 Arch Street
                                   Philadelphia, Pennsylvania  19103
                                   (215) 994-4000
                                   Attorneys for Plaintiffs

          Of Counsel:

          Steven J. Rothschild
          Andrew J. Turezyn
          Karen L. Valihura
          R. Michael Lindsey
          SKADDEN, ARPS, SLATE, MEAGHER
           & FLOM (DELAWARE)
          One Rodney Square
          P.O. Box 636
          Wilmington, Delaware  19899
          (302) 651-3000

          DATED:  January 2, 1997